Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos.33-84904, 33-98132, 33-99134, 33-99140, 33-99150, 33-99154, 333-109200, 333-118678, 333-127976 and 333-138316) of our report dated June 27, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting which appear in Kyocera’s Annual Report on Form 20-F for the year ended March 31, 2008.

/s/    Kyoto Audit Corporation

Kyoto, Japan

June 27, 2008